                                                                   Exhibit 10.11


December 23, 1998


Richard P. Shea
52 Margin St.
Cohasset, MA 02025

tel: (781) 383-2384

Dear Rick:

On behalf of VARIAGENICS, I am writing to formally extend to you an offer of employment in the position of Vice President, Finance. In addition to the formal Letter Agreement which is attached, I wanted to communicate to you our sense of the Company's opportunity and your role in shaping our future.

VARIAGENICS' mission is the development of novel pharmaceutical products targeted to the normal genetic variance of human populations. Through our marketing alliance with Quintiles (and others), and through direct marketing of our technologies, capabilities, and intellectual property to biopharmaceutical companies, we expect to continue building a position of leadership in the application of genomics to drug development and we expect to profit both from providing contract pharmacogenomic services, and from participating in the successful development of new pharmaceutical products.

Our vision is for a Company that is not only a leader in innovative strategies for drug development, but also a leader in innovative business practices that optimize the return to our shareholders and employees. To this end, we must function as a multi disciplinary team. We believe you can contribute substantially to the success of the Company, and are looking forward to having you join this team.

Specifically, your roles and responsibilities will be:

(1) Manage the Company's finances including accounting, purchasing, accounts receivable, audit, leases, and investments. Ensure that the Company maintains best practices in all of our financial practices including implementation of project-based cost accounting and reimbursement procedures and management information systems.

(2) Manage the Company's corporate documents, stock issuances, and communication with shareholders as Secretary of the Corporation.

(3) Participate with the Company's Business Development and Marketing teams to complete corporate alliances and sales of the Company's products. Responsibilities may include cost analysis, financial projections, and negotiations on the financial terms of agreements.

(4) Participate with the President & CEO to complete corporate financings. Responsibilities may include developing strategy, preparing financial projections and business plans, building relationships with investment banks, investors, and financial analysis, and representing the Company at meetings and conferences.

Richard Shea
December 23, 1998
Page 2


(5) Manage Operations (with Eleonora Brown, Director of Operations) including facilities, human resources, and administration.

Your direct reports at this time will be Eleonora Brown, Director of Operations and Kathy Kreiter, Controller.

I have attached several documents related to your employment at VARIAGENICS:

      A "Terms and Conditions" Agreement describing the standard terms of employment at VARIAGENICS.

      An "Invention and Non-Disclosure Agreement" required of all employees.

      A draft Stock Option Agreement. (The formal agreement requires board approval.) As we discussed, I will propose to the Board that vesting of options be accelerated upon acquisition of the Company.

Please review these documents and contact Becky Levin or myself with any questions. I look forward to completing these agreements and welcoming you onto our team. Best wishes.

Sincerely,

/s/ Fred D. Ledley, M.D.

Fred D. Ledley, M.D.
President & CEO

                                VARIAGENICS, INC.

                              TERMS AND CONDITIONS

The following are the terms and conditions of your employment with VARIAGENICS, INC.

1.    Position.

The Company agrees to employ you in the position of Vice President, Finance and Administration. You will report initially to Fred D. Ledley, M.D., President & Chief Executive Officer. As you progress with the Company, your position and location are subject to change at the sole discretion of the Company. Should you be promoted or reassigned to functions other than your present functions, the terms of this agreement and the other agreements incorporated herein shall continue to apply in full force.

During your employment, you shall devote your full business time and energies to the affairs of VARIAGENICS, and shall not undertake any other employment or accept financial remuneration outside your business time from any person or entity in the biotechnology industry, without the expressed written consent of the President and Chief Executive Officer.

2.    Starting Date/Nature of Relationship.

It is expected that your employment will start on or before February 2, 1999. We expect that your performance will be reviewed at least annually around the anniversary of your start date. These terms and conditions shall not be construed to create an express or implied employment contract for a specific period of time. Either you or the Company may terminate the employment relationship at any time for any reason with or without notice.

3.    Compensation.

(a) Your initial gross salary will be $150,000 with performance based bonuses of $30,000 paid upon completion of mutually agreed milestones. Payroll is currently paid biweekly.

(b) You will be offered an agreement entitling you to purchase 40,000 shares of VARIAGENICS, INC. common stock for $0.64 per share. Of these, 20% shall vest after one year, and the remainder shall vest monthly over the ensuing 48 months, 1/60 of the total each month, pursuant to a "Stock Option Agreement" substantially in the form of the document attached hereto as Exhibit A.

(c) The Company may from time to time authorize bonuses comprising cash and/or additional stock options. You will be eligible for consideration of such bonuses based on your annual performance review, team performance, and the Company's overall financial condition.

Terms and Conditions
Page 2

(d) The Company shall reimburse you for all reasonable and necessary expenses incurred or paid by in connection with, or related to, the performance of services to the Company in accordance with Company policies in effect from time to time.

4.    Benefits.

As a full-time employee of the Company, you are entitled to receive such benefits as are generally provided other full-time Company employees at your level in accordance with the policies in effect. The Company currently provides the following benefits: (i) comprehensive health insurance, (ii) dental insurance, (iii) life insurance, (iv) short term disability insurance, (v) long term disability insurance, (vi) three weeks paid vacation (accrued on a monthly basis), (vii) four floating holidays, (viii) six fixed holidays, and (ix) either free parking near the Company or a T pass. The Company reserves the right to change, add or cease any particular benefit without notice at its sole discretion.

5.    Confidentiality.

The Company considers the protection of its confidential information and proprietary materials to be very important. Therefore, as a condition of your employment, you and the Company will become parties to an "Invention and Non-Disclosure Agreement" substantially in the form of the document attached hereto as Exhibit B.

6.    Workplace.

The Company considers the safety and quality of the workplace to be very important. You are expected to be familiar with, and abide by, the Company's safety policies. You are also expected to contribute to creating a working environment that is both conducive to fostering the business of the Company and in which respect for the rights of all individuals is maintained.

7.    Non-competition.

For one year following termination of your employment with the Company for any reason, you shall not canvass, solicit or accept any business which directly competes with the Company's business from any of the Company's current or former clients or assist others to open or operate a Competing Business.

8.    Anti-Piracy of Employees.

During your employment with the Company, and for a period of twelve (12) months thereafter, you shall not, directly or indirectly, entice, solicit or encourage any Company employee to leave the employ of the Company, nor shall you, directly or indirectly, be involved in the recruitment of any Company employee.

9.    General.

Terms and Conditions
Page 2

(a) This letter, together with fully executed versions of the attached documents will constitute our entire agreement as to your employment by the Company and will supersede any prior agreements or understandings, whether in writing or oral.

(b) This letter shall be governed by the laws of the Commonwealth of Massachusetts.

(c) Should any provision or term of this Agreement be held to be invalid, illegal or unenforceable, in whole or part, such invalidity, illegality, or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and to the extent permissible by law, the parties agree that a court shall have the power to amend such specific provision so that it can be enforced to the fullest extent permissible by law.

(d) This offer of employment is conditioned upon execution of an Invention and Non-disclosure Agreement substantially in the form attached.

(e) You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement. You further acknowledge that you fully understand its terms and have voluntarily executed this Agreement.

This offer of employment will expire on January 1, 1999 unless sooner revoked by the Company or accepted by you prior to such date. You may accept this offer of employment, and the terms and conditions thereof, by signing this letter, and returning it to the Company within the designated time frame.


WITNESS:

VARIAGENICS, INC.


By:   /s/ Fred D. Ledley, M.D.            Date:  12/23/98
      --------------------------------          -----------------------
      Fred D. Ledley, M.D.
      President & CEO


By Employee:


By:   /s/ Richard P. Shea                 Date:            12/23/98
      --------------------------------          -----------------------
      Richard P. Shea

                                    Exhibit B

                     INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made between VARIAGENICS, INC., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and Richard P. Shea (the "Employee"). In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.    Proprietary Information.

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of: (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.    Developments.

Invention and Non-disclosure Agreement
Page 2

(a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.    Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in
Exhibit 1 to this Agreement or in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such

Invention and Non-disclosure Agreement
Page 3

previous employer or any other party, or which would restrict his/her ability to accept employment or perform work for the Company. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.    United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.    Employment Status.

The Employee understand that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6.    Miscellaneous.

(a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

(d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

Invention and Non-disclosure Agreement
Page 4

(f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS:

VARIAGENICS, INC.


Date:       12/23/98                      By:  /s/ Fred D. Ledley, M.D.
      -----------------------------            ------------------------
                                               Fred D. Ledley, M.D.
                                               President & CEO

By Employee:                              By:  /s/ Richard P. Shea
                                               ------------------------
                                               Richard P. Shea
Date:       12/23/98
      -------------------

                                    EXHIBIT 1

                     Invention and Non-Disclosure Agreement

                                Other Agreements


Pursuant to section 3 of this Agreement, the following is a list of pertinent agreements between the Employee and previous employers or other parties:

                  |_|   None
                  |X|   As shown below

      Consulting agreement dated October 24, 1998 with Pavonis, Inc. Consulting agreement dated October 24, 1998 with Pavonis, Inc.


By:  VARIAGENICS, INC.:                   By:  Employee:


/s/ Fred D Ledley, M.D.                   /s/ Richard P. Shea
------------------------------            ------------------------------
                                          Richard P. Shea


Dated:     12/23/98                       Dated:     12/23/98
      ------------------------                  ------------------------